As filed with the Securities and Exchange Commission on January 31, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cynosure, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3125110
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5 Carlisle Road Westford, MA 01886	01886
(Address of Principal Executive Offices)	(Zip Code)

2005 Stock Incentive Plan, as amended

(Full Title of the Plan)

Michael R. Davin

President and Chief Executive Officer

Cynosure, Inc.

5 Carlisle Road

Westford, MA 01886

(Name and Address of Agent For Service)

(978) 256-4200

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.001 per share	300,000 shares	$10.67(2)	$3,199,500(2)	$372

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the Nasdaq Global Market on January 25, 2011.

Statement of Incorporation by Reference

This registration statement on Form S-8 is being filed to register the offer and sale of an additional 300,000 shares of Class A Common Stock, $0.001 par value per share (the “Common Stock”), of Cynosure, Inc. (the “Registrant”) to be issued under the 2005 Stock Incentive Plan, as amended, of the Registrant. In accordance with General Instruction E to Form S-8, except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits,” this registration statement incorporates by reference the contents of the registration statement on Form S-8, File No. 333-130237, filed by the Registrant with the Securities and Exchange Commission on December 9, 2005.

Item 5. Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Westford, Commonwealth of Massachusetts, on this 31st day of January, 2011.

CYNOSURE, INC.

By:	/s/ Michael R. Davin
Michael R. Davin
President, Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Cynosure, Inc., hereby severally constitute and appoint Michael R. Davin and Timothy W. Baker, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Cynosure, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Davin Michael R. Davin	President, Chief Executive Officer and Chairman of the Board of Directors (Principal executive officer)	January 31, 2011

/s/ Timothy W. Baker Timothy W. Baker	Executive Vice President and Chief Financial Officer (Principal financial and accounting officer)	January 31, 2011

/s/ Ettore V. Biagioni	Director	January 31, 2011
Ettore V. Biagioni

/s/ Andrea Cangioli	Director	January 31, 2011
Andrea Cangioli

/s/ Marina Hatsopoulos	Director	January 31, 2011
Marina Hatsopoulos

/s/ Leonardo Masotti	Director	January 31, 2011
Leonardo Masotti

/s/ Thomas H. Robinson	Director	January 31, 2011
Thomas H. Robinson

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(1)	Amended and Restated By-Laws of the Registrant

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of Independent Registered Public Accounting Firm

24	Power of attorney (included on the signature pages of this registration statement)

99.1(1)	2005 Stock Incentive Plan, as amended

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-127463) and incorporated herein by reference.